Reimagining Mental Health Q2 2023 Earnings Presentation • August 9, 2023 Exhibit 99.2

Forward-Looking Statements DISCLAIMERS Cautionary Note Regarding Forward-Looking Statements This presentation and related oral statements, including during any question and answer portion of the presentation, contain forward-looking statements about LifeStance Health Group, Inc. and its subsidiaries (“LifeStance”) and the industry in which LifeStance operates, including statements regarding: full-year and third-quarter guidance and management’s related assumptions; the Company's financial position; business plans and objectives; expense optimization and other cost-saving initiatives; general economic and industry trends; operating results; working capital and liquidity; and other statements contained in this presentation that are not historical facts. These statements are subject to known and unknown uncertainties and contingencies outside of LifeStance's control and which are largely based on our current expectations and projections about future events and financial trends that we believe may affect LifeStance's financial condition, results of operations, business strategy, and prospects. LifeStance's actual results, events, or circumstances may differ materially from these statements. Forward-looking statements include all statements that are not historical facts. Words such as “anticipate,” “believe,” “envision,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” “contemplate” and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements are subject to a number of risks, uncertainties, factors and assumptions, including, among other things: we may not grow at the rates we historically have achieved or at all, even if our key metrics may imply future growth, including if we are unable to successfully execute on our growth initiatives and business strategies; if we fail to manage our growth effectively, our expenses could increase more than expected, our revenue may not increase proportionally or at all, and we may be unable to execute on our business strategy; our ability to recruit new clinicians and retain existing clinicians; if reimbursement rates paid by third-party payors are reduced or if third-party payors otherwise restrain our ability to obtain or deliver care to patients, our business could be harmed; we conduct business in a heavily regulated industry and if we fail to comply with these laws and government regulations, we could incur penalties or be required to make significant changes to our operations or experience adverse publicity, which could have a material adverse effect on our business, results of operations and financial condition; we are dependent on our relationships with affiliated practices, which we do not own, to provide health care services, and our business would be harmed if those relationships were disrupted or if our arrangements with these entities became subject to legal challenges; we operate in a competitive industry, and if we are not able to compete effectively, our business, results of operations and financial condition would be harmed; the impact of health care reform legislation and other changes in the healthcare industry and in health care spending on us is currently unknown, but may harm our business; if our or our vendors' security measures fail or are breached and unauthorized access to our employees', patients' or partners' data is obtained, our systems may be perceived as insecure, we may incur significant liabilities, including through private litigation or regulatory action, our reputation may be harmed, and we could lose patients and partners; our business depends on our ability to effectively invest in, implement improvements to and properly maintain the uninterrupted operation and data integrity of our information technology and other business systems; our ability to successfully execute on expense optimization initiatives; actual or anticipated changes or fluctuations in our results of operations; our existing indebtedness could adversely affect our business and growth prospects; and the other factors set forth in our filings with the Securities and Exchange Commission. The forward-looking statements, together with statements relating to our past performance, should not be regarded as a reliable indicator of our future performance. We undertake no obligation to update any forward-looking statements made in this presentation to reflect events or circumstances after the date of this presentation or to reflect new information or the occurrence of unanticipated events, except as may be required by law. We may not actually achieve the plans, intentions, or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future mergers, dispositions, joint ventures, or investments. Use of Non-GAAP Financial Measures In addition to financial measures presented in accordance with U.S. generally accepted accounting principles (“GAAP”), this presentation includes certain non-GAAP financial measures, including Center Margin, Adjusted EBITDA and Adjusted EBITDA Margin. These non-GAAP measures are in addition to, and not a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP. The non-GAAP financial measures used by LifeStance may differ from the non-GAAP financial measures used by other companies. A reconciliation of these measures to the most directly comparable U.S. GAAP measure is included in the Appendix to these slides or as otherwise described in these slides. Market and Industry Data This presentation also contains information regarding our market and industry that is derived from third-party research and publications. This information involves a number of assumptions and limitations. Forecasts, assumptions, expectations, beliefs, estimates and projections involve risk and uncertainties and are subject to change based on various factors.

LifeStance HEALTH

LifeStance: Reimagining Mental Healthcare

OUR MISSION Increasing access to trusted, affordable, and personalized mental healthcare

OUR VISION A truly healthy society where mental and physical healthcare are unified to make lives better

Building the Leading Outpatient Mental Health Platform

1. **National platform** with unmatched scale
2. **Multidisciplinary clinician model** composed of W-2 employed psychiatrists, APNs, psychologists & therapists
3. **Tech-enabled platform** supporting **hybrid model** of virtual and in-person care
4. **In-network reimbursement** providing affordable access to high-quality care

6,132
Clinicians
17% Y/Y Growth

$959M
Revenue | TTM[1]
24% Y/Y TTM[1] Growth

6.3M
Visits | TTM[1]

600+
Centers
in 34 States

Note: Unless otherwise stated, data is as of June 30, 2023; [1] Trailing twelve months

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Q2 2023 Highlights Q2 Revenue of $259.6 million increased 24% year-over-year Total clinicians of 6,132, +17% Y/Y; 171 net clinician adds in Q2 Q2 Center Margin of $73.0 million, or 28.1% as a percentage of revenue Q2 Adjusted EBITDA of $14.1 million, or 5.4% as a percentage of revenue Ended Q2 with a cash position of $79.6 million Continued to deploy proprietary online booking and intake experience (“OBIE”) across the country, which is now live nationwide Simplified and standardized by aligning all centers on one single EHR, phone, and e-mail system Launched a new outcomes-informed care program to better support our clinicians in measuring how their patients’ care is progressing Note: See reconciliation of GAAP to non-GAAP measures in the Appendix to this presentation.

Q2 2023 Results Adjusted EBITDA (in $M) Center Margin (in $M) Clinicians Revenue (in $M) 7.0% 5.4% 28.5% 28.1% Center Margin (% of total revenue) +22% +24% +17% -3% Adj. EBITDA (% of total revenue) Note: See reconciliation of GAAP to non-GAAP measures in the Appendix to this presentation. Amounts are unaudited.

Quarterly Trends Clinicians Adjusted EBITDA (in $M) Adj. EBITDA (% of total revenue) Center Margin (in $M) Revenue (in $M) Center Margin (% of total revenue) 28.5% 27.7% 27.3% 27.6% 28.1% 7.0% 7.1% 4.4% 4.0% 5.4% Note: See reconciliation of GAAP to non-GAAP measures in the Appendix to this presentation. Amounts are unaudited.

Balance Sheet, Cash Flow, and Capital Allocation *Long-Term Debt is Net of Current Portion and Unamortized Discount and Debt Issue Costs Balance Sheet & Cash Flow Capital Allocation Evolving from purely growth mindset to balanced set of objectives that include operational excellence, profitable growth, and disciplined capital deployment $249M Net Long-term Debt* Cash & Cash Equivalents $80M ($8M) Operating Cash Flow (YTD) $19M Capital Expenditures (YTD) De Novos Selective deployment to enable clinician and market growth Opened 12 de novos in Q2 and 15 YTD Acquisitions No acquisitions in Q2 No further M&A anticipated in 2023

2023 Guidance

(All $ in M)	FY 2023	Q3 2023
Revenue	$1,010 – $1,040 *(Raised from $990 - $1,020)*	$250 – $260
Center Margin	$280 – $300 *(Raised from $274 - $290)*	$69 – $76
Adj. EBITDA	$50 – $62 *(Reaffirmed)*	$11 – $17

Planning Assumptions

- Assumes no more than 36 de novo center openings
- Assumes M&A spend of ~$40M, inclusive of up to $20M in earnouts from prior years' acquisitions
- Assumes no further COVID-related impacts or changes in the labor market environment

Note: Center Margin and Adjusted EBITDA anticipated for third quarter of 2023 and full year 2023 are calculated in a manner consistent with the historical presentation of these measures in the Appendix to this presentation. Reconciliation for the forward- looking third quarter of 2023 and full year 2023 Center Margin and Adjusted EBITDA guidance is not being provided, as LifeStance does not currently have sufficient data to accurately estimate the variables and individual adjustments for such reconciliation. LifeStance management cannot estimate on a forward-looking basis without unreasonable effort the impact these variables and individual adjustments will have on its reported results.

8

Appendix

2023 2023 2022 ($M) Q2 Q1 Q4 Q3 Q2 Q1 Total revenue $259.6 $252.6 $229.4 $217.6  $209.5   $203.1    Operating expenses     Center costs, excluding depreciation and amortization 186.6 183.0 166.7 157.3  149.7   148.9  General and administrative expenses 101.9 84.6 89.8 81.2  103.6   103.4  Depreciation and amortization 19.5 19.1 18.9 17.9  16.7   15.7  Loss from operations (48.4) (34.1) (46.0) (38.8)  (60.5)  (64.9) Other income (expense) Gain (loss) on remeasurement of contingent consideration 1.5 1.0 (2.2) 1.2  (0.2)  (0.4) Transaction costs (0.0) (0.1) (0.2) (0.2)  (0.0)  (0.3) Interest expense, net (5.1) (5.1) (5.2) (4.2)  (7.1)  (3.4) Other expense (0.0) (0.0) (0.1) (0.1) —         — Total other expense (3.6) (4.2) (7.7) (3.4)  (7.3)  (4.2) Loss before taxes (52.0) (38.3) (53.7) (42.2)  (67.8)  (69.0) Income tax benefit (provision) 6.5 4.0 7.1  4.4   (0.9)   6.7  Net loss ($45.5) ($34.2) ($46.7)  ($37.9)  ($68.7)  ($62.3) Other comprehensive income (loss) Unrealized gains (losses) on cash flow hedge, net of tax 2.1 (1.3) 0.1 3.2 — — Comprehensive loss ($43.3) ($35.5) ($46.6) ($34.7) ($68.7) ($62.3) Subtotals in the schedule above may not foot due to rounding. Amounts are unaudited. Quarterly Statements of Operations and Comprehensive Loss

Quarterly GAAP to Non-GAAP Reconciliations – Center Margin 2023 2023 2022 ($M) Q2 Q1 Q4 Q3 Q2 Q1 Loss from operations ($48.4) ($34.1) ($46.0) ($38.8) ($60.5) ($64.9)         Adjusted for:         Depreciation and amortization 19.5 19.1 18.9 17.9 16.7 15.7 General and administrative expenses (1) 101.9 84.6 89.8 81.2 103.6 103.4 Center Margin $73.0 $69.6 $62.7 $60.3 $59.8 $54.2 Subtotals in the schedule above may not foot due to rounding. Amounts are unaudited. (1) Represents salaries, wages and employee benefits for our executive leadership, finance, human resources, marketing, billing and credentialing support and technology infrastructure and stock-based compensation for all employees.

LifeStance HEALTH

Quarterly GAAP to Non-GAAP Reconciliations – Adjusted EBITDA

	2023		2022			
($M)	Q2	Q1	Q4	Q3	Q2	Q1
Net loss	**($45.5)**	**($34.2)**	**($46.7)**	**($37.9)**	**($68.7)**	**($62.3)**
Adjusted for:						
Interest expense, net	5.1	5.1	5.2	4.2	7.1	3.4
Depreciation and amortization	19.5	19.1	18.9	17.9	16.7	15.7
Income tax (benefit) provision	(6.5)	(4.0)	(7.1)	(4.4)	0.9	(6.7)
(Gain) loss on remeasurement of contingent consideration	(1.5)	(1.0)	2.2	(1.2)	0.2	0.4
Stock-based compensation	33.1	23.9	35.2	34.9	57.5	59.9
Loss on disposal of assets	0.0	0.0	0.1	0.1	—	—
Transaction costs (1)	0.0	0.1	0.2	0.2	0.0	0.3
Executive transition costs	0.4	0.2	0.8	0.5	—	—
Litigation costs (2)	3.4	0.4	0.7	0.1	—	—
Strategic initiatives (3)	2.0	0.4	—	—	—	—
Special charges (4)	3.7	—	—	—	—	—
Other expenses (5)	0.3	0.3	0.6	0.9	0.9	1.8
Adjusted EBITDA	**$14.1**	**$10.1**	**$10.2**	**$15.4**	**$14.6**	**$12.5**

Subtotals in the schedule above may not foot due to rounding. Amounts are unaudited.

(1) Primarily includes capital markets advisory, consulting, accounting and legal expenses related to our acquisitions.
(2) Litigation costs include only those costs which are considered non-recurring and outside of the ordinary course of business based on the following considerations, which we assess regularly: (i) the frequency of similar cases that have been brought to date, or are expected to be brought within two years, (ii) the complexity of the case, (iii) the nature of the remedy(ies) sought, including the size of any monetary damages sought, (iv) the counterparty involved, and (v) our overall litigation strategy.
(3) Represents costs, such as third-party consulting costs and one-time costs, that are not part of our ongoing operations related to our systems strategic initiatives.
(4) Special charges include certain asset impairment costs, certain gains and losses related to early lease terminations, and exit and disposal costs related to our real estate optimization project to consolidate our physical footprint.
(5) Primarily includes costs incurred to consummate or integrate acquired centers, certain of which are wholly-owned and certain of which are affiliated practices, in addition to the compensation paid to former owners of acquired centers and related expenses that are not reflective of the ongoing operating expenses of our centers. Acquired center integration and other are components of general and administrative expenses included in our unaudited consolidated statements operations and comprehensive loss. Former owner fees is a component of center costs, excluding depreciation and amortization included in our unaudited consolidated statements of operations and comprehensive loss.

12

Non-GAAP Financial Metrics

($M)	2023 Q2	2023 Q1	2022 Q4	2022 Q3	2022 Q2	2022 Q1
Key Metrics						
Clinicians	**6,132**	**5,961**	**5,631**	**5,431**	**5,226**	**4,989**
Total Revenue	**$259.6**	**$252.6**	**$229.4**	**$217.6**	**$209.5**	**$203.1**
Center costs, excluding depreciation and amortization	186.6	183.0	166.7	157.3	149.7	148.9
Center Margin (Non-GAAP)	**$73.0**	**$69.6**	**$62.7**	**$60.3**	**$59.8**	**$54.2**
% Margin	*28.1%*	*27.6%*	*27.3%*	*27.7%*	*28.5%*	*26.7%*
General and administrative expenses	101.9	84.6	89.8	81.2	103.6	103.4
Depreciation and amortization	19.5	19.1	18.9	17.9	16.7	15.7
Loss from operations	**(48.4)**	**(34.1)**	**(46.0)**	**(38.8)**	**(60.5)**	**(64.9)**
Other income (expense)						
Other income (expense)	2.9	(0.1)	(0.6)	1.0	(8.3)	2.5
Net loss	**($45.5)**	**($34.2)**	**($46.7)**	**($37.9)**	**($68.7)**	**($62.3)**
Other comprehensive income (loss)						
Unrealized gains (losses) on cash flow hedge, net of tax	2.1	(1.3)	0.1	3.2	—	—
Comprehensive loss	**($43.3)**	**($35.5)**	**($46.6)**	**($34.7)**	**($68.7)**	**($62.3)**
Adjusted EBITDA build						
Net loss	(45.5)	(34.2)	(46.7)	(37.9)	(68.7)	(62.3)
Interest expense, net	5.1	5.1	5.2	4.2	7.1	3.4
Depreciation and amortization	19.5	19.1	18.9	17.9	16.7	15.7
Income tax (benefit) provision	(6.5)	(4.0)	(7.1)	(4.4)	0.9	(6.7)
(Gain) loss on remeasurement of contingent consideration	(1.5)	(1.0)	2.2	(1.2)	0.2	0.4
Stock-based compensation	33.1	23.9	35.2	34.9	57.5	59.9
Loss on disposal of assets	0.0	0.0	0.1	0.1	—	—
Transaction costs	0.0	0.1	0.2	0.2	0.0	0.3
Executive transition costs	0.4	0.2	0.8	0.5	—	—
Litigation costs	3.4	0.4	0.7	0.1	—	—
Strategic initiatives	2.0	0.4	—	—	—	—
Special charges	3.7	—	—	—	—	—
Other expenses	0.3	0.3	0.6	0.9	0.9	1.8
Adjusted EBITDA (Non-GAAP)	**$14.1**	**$10.1**	**$10.2**	**$15.4**	**$14.6**	**$12.5**
% Margin	*5.4%*	*4.0%*	*4.4%*	*7.1%*	*7.0%*	*6.2%*

Subtotals in the schedule above may not foot due to rounding. Amounts are unaudited.

13

Quarterly Balance Sheets

	2023		2022			
($M)	Q2	Q1	Q4	Q3	Q2	Q1
Current assets						
Cash and cash equivalents	79.6	68.3	108.6	90.3	96.7	114.0
Patient accounts receivable, net	121.8	118.4	100.9	113.3	99.7	95.0
Prepaid expenses and other current assets	36.5	25.8	23.7	49.0	47.9	54.3
Total current assets	**237.9**	**212.5**	**233.2**	**252.6**	**244.3**	**263.3**
Property and equipment, net	193.1	193.5	194.2	193.4	190.7	170.9
Right-of-use assets	191.4	196.2	199.4	—	—	—
Intangible assets, net	243.8	254.0	263.3	272.5	282.1	291.2
Goodwill	1,293.5	1,293.6	1,272.9	1,249.8	1,243.7	1,229.3
Other noncurrent assets	11.2	8.8	10.8	11.4	7.9	3.7
Total noncurrent assets	**1,933.0**	**1,946.1**	**1,940.6**	**1,727.1**	**1,724.4**	**1,695.1**
Total assets	**$2,170.9**	**$2,158.6**	**$2,173.9**	**$1,979.7**	**$1,968.7**	**$1,958.4**
Accounts payable	8.0	7.7	12.3	7.9	12.9	15.1
Accrued payroll expenses	81.1	83.7	75.7	61.6	61.2	73.2
Other accrued expenses	34.3	32.0	30.4	29.3	26.2	21.8
Current portion of contingent consideration	10.5	13.3	15.9	10.8	9.0	13.5
Operating lease liabilities, current	43.4	41.6	38.8	—	—	—
Other current liabilities	3.3	2.8	2.9	2.6	2.2	2.0
Total current liabilities	**180.9**	**181.1**	**176.0**	**112.3**	**111.5**	**125.6**
Long-term debt, net	248.7	224.8	225.1	212.0	203.4	177.4
Operating lease liabilities, noncurrent	205.6	207.9	212.6	—	—	—
Contingent consideration, net of current portion	—	—	—	1.5	3.7	1.1
Deferred tax liability, net	38.3	37.6	38.7	55.4	54.3	54.3
Other noncurrent liabilities	2.6	2.1	2.8	67.0	64.5	57.5
Total noncurrent liabilities	**495.2**	**472.3**	**479.1**	**335.9**	**325.8**	**290.3**
Total liabilities	**$676.0**	**$653.4**	**$655.1**	**$448.2**	**$437.4**	**$415.9**
Common stock	3.8	3.8	3.8	3.8	3.8	3.7
Additional paid-in capital	2,141.2	2,108.2	2,084.3	2,050.5	2,015.7	1,958.2
Accumulated other comprehensive income	4.2	2.0	3.3	3.2	—	—
Accumulated deficit	(654.3)	(608.8)	(572.6)	(526.0)	(488.1)	(419.4)
Total stockholders' equity	**1,494.9**	**1,505.1**	**1,518.7**	**1,531.5**	**1,531.3**	**1,542.5**
Total liabilities and stockholders' equity	**$2,170.9**	**$2,158.6**	**$2,173.9**	**$1,979.7**	**$1,968.7**	**$1,958.4**

Subtotals in the schedule above may not foot due to rounding. Amounts are unaudited.

14

Statements of Cash Flows ($M) Six Months Ended Q2’23 Q1’23 Six Months Ended Q2’22 Q1’22 CASH FLOWS FROM OPERATING ACTIVITIES Net loss ($79.7) ($34.2) ($131.1) ($62.3) Adjustments to reconcile net loss to net cash (used in) provided by operating activities:        Depreciation and amortization 38.6 19.1 32.4 15.7 Non-cash operating lease costs 20.3 10.1 — — Stock-based compensation 56.9 23.9 117.4 59.9 Loss on debt extinguishment — — 3.4 — Amortization of discount and debt issue costs 1.1 0.5 0.7 0.3 (Gain) loss on remeasurement of contingent consideration (2.6) (1.0) 0.6 0.4 Other, net 2.7 — — — Loss on disposal of assets — 0.0 — — Change in operating assets and liabilities, net of businesses acquired:     Patient accounts receivable, net (20.6) (17.1) (21.9) (18.1) Prepaid expenses and other current assets (15.2) (4.5) (5.4) (12.1) Accounts payable (5.4) (5.5) 1.7 1.9 Accrued payroll expenses 5.2 7.7 (0.3) 12.8 Operating lease liabilities (16.9) (8.7) — — Other accrued expenses 7.3 2.0 13.5 4.9 Net cash (used in) provided by operating activities ($8.3) ($7.9) $11.1 $3.3 CASH FLOWS FROM INVESTING ACTIVITIES Purchases of property and equipment (19.3) (7.7) (53.8) (27.9) Acquisitions of businesses, net of cash acquired (19.8) (19.8) (35.1) (22.9) Net cash used in investing activities ($39.1) ($27.5) ($88.9) ($50.9) CASH FLOWS FROM FINANCING ACTIVITIES Proceeds from long-term debt, net of discount 25.0 — 228.0 20.0 Payments of debt issue costs (0.2) — (7.2) — Payments of long-term debt (1.2) (0.6) (181.2) (0.3) Prepayment for debt paydown — — (1.6) — Payments of contingent consideration (5.2) (4.3) (11.1) (5.7) Taxes related to net share settlement of equity awards — — (0.5) (0.4) Net cash provided by (used in) financing activities $18.4 ($4.9) $26.4 $13.5 NET DECREASE IN CASH AND CASH EQUIVALENTS ($29.0) ($40.3) ($51.3) ($34.0) Cash and Cash Equivalents - Beginning of period 108.6 108.6 148.0 148.0 CASH AND CASH EQUIVALENTS – END OF PERIOD $79.6 $68.3 $96.7 $114.0 Subtotals in the schedule above may not foot due to rounding. Amounts are unaudited.

LifeStance HEALTH

Quarterly GAAP to Non-GAAP Reconciliations – Free Cash Flow (FCF)

	2023		2022			
($M)	Q2	Q1	Q4	Q3	Q2	Q1
Net cash (used in) provided by operating activities	**($0.4)**	**($7.9)**	**$36.0**	**$5.7**	**$7.8**	**$3.3**
Purchases of property and equipment	**($11.6)**	**($7.7)**	**($10.4)**	**($15.1)**	**($25.9)**	**($27.9)**
Free Cash Flow	**($12.0)**	**($15.6)**	**$25.6**	**($9.4)**	**($18.1)**	**($24.6)**

We define FCF, a non-GAAP performance measure, as net cash provided by operating activities less purchases of property and equipment. We believe that FCF is a useful indicator of liquidity that provides information to management and investors about the amount of cash generated from our operations that, after investments in property and equipment, can be used for future growth. FCF is presented for supplemental informational purposes only and has limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of other GAAP financial measures, such as net cash provided by operating activities. It is important to note that other companies, including companies in our industry, may not use this metric, may calculate metrics differently, or may use other financial measures to evaluate their liquidity, all of which could reduce the usefulness of this non-GAAP metrics as a comparative measure.

The above table presents a reconciliation of net cash provided by operating activities to FCF, the most directly comparable financial measure calculated in accordance with GAAP. Amounts are unaudited.

16

Quarterly Visits and Total Revenue Per Visit 2023 2023 2022 Q2 Q1 Q4 Q3 Q2 Q1 Total Revenue ($M) $259.6 $252.6 $229.4 $217.6 $209.5 $203.1 Total Visits (000s) 1,705 1,665 1,487 1,429  1,413  1,392 Total Revenue Per Visit (TRPV) $152.3 $151.7 $154.3 $152.3 $148.3 $145.9 Amounts are unaudited.